SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 29, 2002

NVIDIA CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation)

0-23985	94-3177549
(Commission File No.)	(IRS Employer Identification No.)

2701 San Tomas Expressway
Santa Clara, CA 95050
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:  (408) 486-2000

Item 9.    Regulation FD Disclosure.

On April 29, 2002, we announced that we plan to restate our financial statements for the first three quarters of fiscal 2002 and for fiscal 2001 and fiscal 2000. In response to inquiries for further information, we are providing information on this Form 8-K. The adjustments that will be reflected in our restated financial statements fall generally into four categories. The first category involves mistakes that were found as a result of the internal review process undertaken by our Audit Committee. An example of this first category is the accidental double-booking of an expense. The second category involves adjustments relating to estimates made in connection with accruals, in which we concluded that there was not sufficient current evidence to support an estimate. The third area relates to past accounting judgments that upon review we concluded were incorrect, but we did not reach a conclusion whether they were made in good faith or bad faith. The fourth category relates to waived audit adjustments for prior periods, which were items previously identified as part of the normal quarterly review and annual audit process, but for which we had concluded we were not required to make adjusting entries in order to prepare our financial statements under generally accepted accounting principles. It is a common practice when restating financial statements to incorporate such previously waived audit adjustments as part of the restatement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NVIDIA CORPORATION

Date: May 1, 2002	By:	/S/ JEN-HSUN HUANG

Jen-Hsun Huang President and Chief Executive Officer

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